Exhibit 10.2

                               AMENDMENT NO. 1 to

                        COMMON STOCK PURCHASE AGREEMENT

     THIS Amendment No. 1 (this "Amendment") dated as of June 2, 2010, is to the COMMON STOCK PURCHASE AGREEMENT dated as of the 1st day of June 2010 (the "Agreement") by and between Crisnic Fund SA, a Costa Rican Investment corporation (the "Investor"), and Competitive Technologies Inc., a corporation
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organized  and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire to amend certain terms of the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1) CONFLICT. In the event there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control any interpretation. Unless this Amendment expressly amends or supplements the language of the Agreement, , the Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment, terms defined in the Agreement shall be similarly defined herein.

     2) AMENDMENT TO CLOSING. Section 2.2 of the Agreement is hereby amended to read as follows:

" 2.2   Closing

     On the Transfer Day, the Company shall deliver by DWAC transfer the total of Two Million (2,000,000) Shares of the Common Stock registered in the name of the Investor. During the Fourteen (14) business days following the Transfer Day, the Investor from time to time shall deliver payment for these Shares by wire transfer on the earlier of (i) the end of such Fourteen (14) business day period or (ii) within 24 hours of receipt of funds by Investor from the sale of such Shares. To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 10.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Purchase Price."


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to
Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


     COMPANY:
     Competitive Technologies Inc..

By:  \s\ John B. Nano
     ----------------
     John B. Nano, President


     INVESTOR:
     Crisnic Fund SA

By:  \s\ Anthony Salvatore Gentile
     -----------------------------
     Anthony Salvatore Gentile, Portfolio Manager